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                                                                   EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Ticketmaster Group, Inc.:


The audits referred to in our report dated March 12, 1997, included the related financial statement schedule as of January 31, 1997, and for the year then ended, included in the Annual Report on Form 10-K of Ticketmaster Group, Inc. for the fiscal year ended January 31, 1998. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audit.
In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-31299) of Ticketmaster Group, Inc. of our reports included herein.



KPMG Peat Marwick, LLP


Los Angeles, California
April 24, 1998